to:  Ralph Alvarez

The following states the terms of our Agreement regarding your retirement from McDonald’s.  This Agreement is effective as of December 18, 2009.  Except as the context may otherwise require, as used in this Agreement, references to “McDonald’s” include, as applicable, McDonald’s Corporation, McDonald’s USA, LLC, all subsidiary and related entities and companies.

1.	General

1.1.	Retirement

You will retire and terminate your employment with McDonald’s effective as of the close of business on December 31, 2009 (the “Retirement Date”).

1.2.	Resignation From All Positions

You hereby resign, effective as of your Retirement Date, all positions, titles, duties, authorities and responsibilities with, arising out of or relating to your employment with McDonald’s and its affiliates, and you agree to execute all additional documents and take such further steps as may be required to effectuate such resignation, and McDonald’s accepts your resignation.

1.3.	Benefits Termination

Your Retirement Date will be the date of your employment termination for purposes of all McDonald’s benefits programs, including but not limited to the Profit Sharing & Savings Plan, long term incentive plans and McDonald’s insurance plans.

1.4.	Administration of Benefits

Except as otherwise expressly set forth herein, your benefits will be administered consistent with the applicable plan documents and based upon your Retirement Date.

1.5.	Withholding

All payments, benefits and other compensation described in, or paid pursuant to, this Agreement, will be made subject to any withholdings required by local, state and federal law and any other required deductions.

2.	Certain Payments and Benefits

2.1.	Sabbatical

On June 1, 2010 (the six-month anniversary of your “separation from service” under Section 409A of the Internal Revenue Code), provided that you have signed and have not revoked or violated any of the terms of this Agreement, you will receive the sum of $153,846, representing the equivalent eight weeks base pay for your sabbatical.

2.2.	TIP Bonus

You are eligible for a 2009 Target Incentive Plan (“TIP”) bonus payment consistent with the terms of the McDonald’s Corporation Target Incentive Plan, based on McDonald’s actual performance against the approved performance thresholds as determined by the Compensation Committee, and on an individual performance factor of 100%.  Your TIP payment will be payable on the normal TIP payment cycle or about March 1, 2010.

2.3.	Cash Performance Unit Plan

You are eligible for a payout under the Cash Performance Unit Plan (“CPUP”) consistent with the administrative guidelines for the 2007-2009 CPUP awards and based on McDonald’s performance as determined by the Compensation Committee at the end of the 2007-2009 CPUP performance cycle.  Your CPUP payment will be payable on the normal CPUP payment cycle in 2010.

2.4.	Retirement Accounts

Your benefits under any McDonald’s retirement and/or deferred compensation plans in which you participate will be administered in accordance with applicable law and the terms of the applicable plans, including your elections thereunder.

2.5.	Financial Counseling

In accordance with the financial counseling program in which you participate, McDonald’s agrees to reimburse you for financial counseling services rendered to you in 2009 up to the full amount of your unused 2009 benefits, subject to your submission of documentation of the applicable expenses.  All such documentation must be submitted in accordance with and at the times required under the terms of the program, and McDonald’s will reimburse you no later than December 31, 2010.

2.6.	Health Coverage

You will be entitled to elect to continue your coverage under the medical and dental benefit programs of McDonald’s or its subsidiaries that you participate in at the time of your termination for 18 months (or longer if required by law).  This is known as COBRA coverage.  It will be your responsibility to complete your enrollment paperwork and pay the appropriate premiums in a timely manner.  The cost will be 102% of both the employee and the employer premium costs under the applicable plans.  If you fail to pay your COBRA premium, your coverage will terminate as of the last day of the month for which your last premium was paid.  Notwithstanding the foregoing, if COBRA coverage is no longer required to be provided under the federal laws governing COBRA, all payments for COBRA coverage under the Plan will also end.  Further information about COBRA coverage will be provided by the plan administrator.  Upon the expiration of your COBRA coverage, you may elect McDonald’s Retiree Medical benefits at your cost, provided you meet and satisfy all of the requirements of McDonald’s Retiree Medical Plan, as in effect from time to time, including not being covered by another group medical plan.  In any event, Retiree Medical Benefits will be available only for as long as McDonald’s maintains such a plan for retirees, and McDonald’s reserves the right to amend or terminate the Retiree Medical Plan at any time, in its sole discretion.

2.7.	Company Car

You have the option to purchase your company car in accordance with the company car program in which you are a participant.  The option price of your car will be determined by McDonald’s Fleet Management department.  Should you wish to purchase your company car and the purchase transaction has not been completed by your Retirement Date, you acknowledge and understand that you must return both sets of keys to McDonald’s Fleet Management representative and park the company car at McDonald’s Corporate office in Oak Brook until the purchase transaction is completed.  All insurance on the company car and you as a driver ceases as of your Retirement Date.

3.	Stock Options And Restricted Stock Units (RSUs)

3.1.	General

All stock option and restricted stock unit (“RSU”) awards held by you at your Retirement Date will be treated in accordance with the terms of the McDonald’s stock incentive plan pursuant to which each respective award was granted (collectively, the “Equity Plans”), except as otherwise provided in this Section and elsewhere in this Agreement.  You and McDonald’s agree that your RSU award granted on September 18, 2006, which according to its original terms would have been forfeited upon your retirement, will not be forfeited, but will be settled (on a pro rata basis reflecting the number of months in the original vesting period that you will have worked through the Retirement Date) on the originally scheduled settlement date of September 18, 2011.  In exchange for the foregoing treatment of such RSU award and other good and valuable consideration, you agree that exercisability of your stock options (which would have been accelerated to the Retirement Date under the terms of the Equity Plans) will not be accelerated, and that those stock options will instead continue to become exercisable pursuant to the original schedule as if you had remained an employee of McDonald’s.  Further details regarding the treatment of your stock options and RSUs are set forth in Sections 3.2 and 3.3 below and in Exhibit A.  You will be subject to McDonald’s Window Rule until the first day of the window that opens immediately subsequent to your Retirement Date.

3.2.	Stock Options

Your stock options that have vested in accordance with the terms of the Equity Plans (including the provisions thereunder relating to retirement) but have not yet become exercisable will continue to become exercisable pursuant to the original vesting schedule as if you remained an employee (or on the date of your death, if earlier).  The chart in Exhibit A indicates when your options become exercisable and the last day to exercise each of your option grants.  Your stock options that have not vested in accordance with the terms of the Equity Plans (including the provisions thereunder relating to retirement) and are not listed on Exhibit A will be forfeited and cancelled as of your Retirement Date.

3.3.	Restricted Stock Units (RSUs)

Your outstanding RSUs will settle on the dates listed in the chart below (or on the date of your death, if sooner) based on McDonald’s actual achievement of the applicable performance conditions, provided that you will receive a pro rata portion of the RSUs based on the number of months worked up to the Retirement Date during the applicable vesting period.  The foregoing will supersede any provisions to the contrary in the original terms of the RSUs granted to you on September 18, 2006.  This pro rata amount will be paid out in accordance with the terms of the applicable Equity Plan and prospectus, in the form of shares of McDonald’s stock (or cash in McDonald’s sole discretion).

Grant Date	Number of RSUs Granted	Settlement Date
2/14/06	13,748	2/14/11
9/18/06	133,619	9/18/11
2/14/07	16,660	2/14/10
2/13/08	13,242	2/13/11
2/11/09	19,972	2/11/12

4.	Certain Covenants

4.1.	Non-Compete

You acknowledge that McDonald’s is engaged in a highly competitive business and has a compelling business need and interest in preventing release or disclosure of its Confidential Information as defined in this Agreement.  Moreover, you acknowledge that McDonald’s has highly valuable, long-term and near permanent relationships with certain customers, suppliers, franchisees, employees and service organizations which McDonald’s has a legitimate interest in protecting and that you, by virtue of your position with McDonald’s, have and will continue to have access to these customers, suppliers,  franchisees, employees and service organizations as well as the Confidential Information.  Accordingly, you agree that during your employment and for a period of two years after your Retirement Date, you will not either directly or indirectly, alone or in conjunction with any other party or entity, in the United States, perform any services, work or consulting for a Specified Competitor (as defined below).  “Specified Competitors” are listed in Exhibit B hereto and in each case include their respective subsidiaries, affiliates and successors.

In addition, you agree that during your employment and for two years after your Retirement Date you will not, either directly or indirectly, alone or in conjunction with any other party or entity:

(i) Promote, sell or create any product sold by a Specified Competitor;

(ii) Provide marketing services, consultation or any other services to enhance the sales of a Specified Competitor; or

(iii) Use the McDonald’s name or any other brand name of McDonald’s, or the fact of your affiliation or former affiliation with McDonald’s, in any manner that aids or benefits, or is intended to aid or benefit, a Competing Business (as defined below) or a Specified Competitor.

A “Competing Business” means any person, firm, corporation, partnership, venture or other entity (and any branches, offices or operations thereof) that is a material and direct competitor of McDonald’s in any country in the world or in the United States by virtue of selling, manufacturing, processing or promoting any product that is substantially similar to, competes with, or is intended to compete with, replace or duplicate in the market any product that was sold or under development by McDonald’s during the five years preceding the date of execution of this Agreement, or with respect to which you have had specific knowledge and involvement.

It will not be considered a violation of this Section if you engage in any of the following:

(x) The performance of services for and on behalf of an investment banking or commercial banking, private equity, auditing or consulting firm, so long as you are not personally engaged in rendering services to or soliciting business of a Competing Business or a Specified Competitor and you do not disclose or otherwise use any Confidential Information of McDonald’s in connection with the performance of such services; or

(y) Being the record or beneficial owner of up to one percent of the outstanding voting securities of any publicly traded entity.

During such two year period, you agree to notify the Chief Human Resources Officer in advance of your engaging in any activity described in this Section with any person or entity involved in the informal eating out category (other than a Specified Competitor) that you believe is not a Competing Business.

4.2.	Non-Solicitation of Employees; Non-Interference With Business Relationships

For two years after your Retirement Date, you will not, directly or indirectly:

(i) solicit for employment, hire, or engage in a business venture (as a partner or otherwise) with, any “salaried” employee of McDonald’s or former “salaried” employee of McDonald’s whose employment with McDonald’s terminated within the six months preceding the date on which the solicitation, hiring or commencement of the business venture occurs, whether employed or formerly employed at the Corporate office or in the field (including the restaurants); or

(ii) induce any vendor, supplier, franchisee, consultant or independent contractor or partner of McDonald’s to reduce or curtail its relationship with McDonald’s.

If at any time during this two year period you contemplate extending an offer of employment, either directly or indirectly, to a McDonald’s “salaried” employee or former “salaried” employee, you agree to contact the Chief Human Resources Officer, for his prior approval.

4.3.	Confidential Information

You acknowledge that during your employment you have formulated, established and otherwise had access to and knowledge of McDonald’s trade secrets, other intellectual property and confidential information used or contemplated for use in McDonald’s business, including but not limited to information about its strategy, prospects and financial affairs, customers, franchisees, suppliers, manufacturers, employees, supply chain management, pricing, advertising, sales, marketing, expansion and development plans, new store sites, technical items and equipment, processes, methods, techniques, systems, formulae, patents, models, devices, compilations and other information of whatever nature that gives to McDonald’s an opportunity to obtain an advantage over competitors who do not know or use such information (all such information and trade secrets, “Confidential Information”).  You further acknowledge that the preservation of a continuing business relationship between McDonald’s and its customers, franchisees and suppliers is of critical importance to the continued business success of McDonald’s and that it is the policy of McDonald’s to safeguard as confidential the identity and special needs of certain customers, franchisees, suppliers and key employees.  Therefore, you agree that use of such Confidential Information for your own account or on behalf of any person, corporation, or entity other than McDonalds would constitute improper use of such Confidential Information.

In view of the foregoing, until any item of Confidential Information becomes public through no act or omission by you or wrongful act or omission of any other person, you will not, directly or indirectly disclose to any person or entity or use for any purpose whatsoever such item of Confidential Information.

In addition, you will not, directly or indirectly, release names of any McDonald’s “salaried” employees to recruiters, headhunters or employment agencies.

4.4.	Return Of McDonald’s Property and Confidential Information

You will immediately return to McDonald’s all documents, manuals, office equipment, credit cards and other things belonging to McDonald’s which you have borrowed or which you possess or control and all records (including electronic data), documents and other material of whatever nature that contain Confidential Information.

4.5.	Non-Disturbance; Non-Disparagement

You will not disrupt, interfere with or cause any disturbance to McDonald’s business or, directly or indirectly, by any means or in any medium, and whether in your own name, anonymously, using a pseudonym or otherwise, do, say, write, confirm or otherwise communicate or publish to any person or entity, by word, action, omission or otherwise, anything that would disparage or cause damage to the reputation, brand, name, business, products and services of McDonald’s or any of its current and former directors, officers, agents, franchisees and employees (“McDonald’s Related Persons”) in their capacities as such.  Without limiting the generality of the foregoing, you further agree that, for three years following your Retirement Date, you will not, directly or indirectly, make any public disclosures or publish or contribute to any articles or books about McDonald’s, its business or any McDonald’s Related Person or grant an interview to any representative of the public media, without the prior written consent of the Chief Executive Officer of McDonald’s.

4.6.	Press Release

You agree not to make, directly or indirectly, any public statement that is inconsistent with McDonald’s press release regarding your retirement, a copy of which is attached hereto as Exhibit C.

4.7.	Cooperation With McDonald’s

You will cooperate with McDonald’s in any pending or future investigations, charges, complaints, lawsuits or other claims in the event that McDonald’s determines that you may have information or may be a witness relating to the investigation, charge, complaint, lawsuit or other claim.

4.8.	Consideration

You acknowledge and agree that, in exchange for your agreement to be bound by the covenants set forth in this Section 4, you are receiving payments and benefits under this Agreement (including the treatment of your RSU award granted on September 18, 2006 as set forth in Section 3 hereof), the adequacy and receipt of which you acknowledge as consideration.

5.	Release

5.1.	General Release

In exchange for the payments and benefits set forth in this Agreement, the adequacy and receipt of which you acknowledge as consideration, you are waiving and releasing all claims and causes of action you have or may have, known or unknown, suspected or unsuspected, accrued or unaccrued, fixed or contingent, against McDonald’s arising from or relating to acts or omissions on or before the date you sign this Agreement.  For purposes of this Section 5, references to McDonald’s include McDonald’s Corporation, McDonald’s USA, LLC, all subsidiary and related entities and companies, all of their respective current and former directors, officers, agents and employees, insurers and attorneys, all of their respective employee benefit plans and arrangements and the administrators, trustees and other fiduciaries thereof, and all successors and assigns of all of the foregoing.

The claims you are releasing include, but are not limited to, any and all claims and causes of action that McDonald’s: (a) has discriminated against you on the basis of age (or any other claim or right arising under the Age Discrimination in Employment Act, 29 U.S.C. §§ 621 et seq. (“ADEA”)), race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, veteran status, military status, citizenship status, genetic information, source of income, entitlement to benefits, or any other status protected by local, state or federal laws, constitutions, regulations, ordinances or executive orders; (b) has violated its personnel policies, handbooks or any covenant of good faith and fair dealing or breached any written or implied contract of employment between you and McDonald’s; (c) has violated public policy or common law, including but not limited to claims for: personal injury; invasion of privacy; retaliatory or wrongful discharge; whistle blowing; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to you or any member of your family; and/or promissory estoppel; (d) is in any way obligated for any reason to pay you damages, expenses, litigation costs (including attorneys’ fees), wages, bonuses, commissions, disability, retirement or welfare benefits, vacation pay and sick pay, compensatory damages, penalties, liquidated damages, punitive damages, other payments, and/or interest; (e) has any obligations or owes any compensation or payments to you in connection with any ideas, information, inventions, processes, procedures, systems, methods, intellectual property or other materials that you may have developed, produced, created, designed, modified, improved, enhanced or revised during your employment with McDonald’s or disclosed to McDonald’s, including without limitation any trademarks, service marks, trade dress, copyrights, patents and/or trade secrets; and (f) has violated any other federal, state or local law, including but not limited to Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), the Civil Rights Act of 1866, as amended (42 U.S.C. § 1981), the Civil Rights Act of 1991, as amended (42 U.S.C. §1981a), the Americans with Disabilities Act, as amended (“ADA”), the Employee Retirement Income Security Act, as amended, the Family Medical and Leave Act, as amended, the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Genetic Information Nondiscrimination Act (“GINA”), and the Worker Adjustment and Retraining Notification Act (“WARN Act”), the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Illinois Equal Wage Act, the Illinois Equal Pay Act of 2003, the Illinois Minimum Wage Law, the Illinois Worker Adjustment and Retraining Notification Act (“Illinois WARN Act”), the anti-retaliation provisions of the Illinois Workers Compensation Act, and the Illinois Whistleblower Act.  YOU UNDERSTAND BY SIGNING THIS AGREEMENT, YOU ARE GIVING UP ALL CLAIMS AGAINST McDONALD’S.

The claims you are releasing include, but are not limited to, the continuing or future effects of any act or omission by McDonald’s through the date of this Agreement, even if you are first affected or are first aware of the effect after the date you sign this Agreement.  Without limiting the generality of the foregoing, the claims you are releasing include any claim that any future nonpayment or difference in amount, timing or duration of wages, salaries, bonuses, benefits (such as under the Profit Sharing and Savings Plan, Long Term Incentive Plans, Insurance Plans, TIP Plan, stock option and restricted stock unit plans, and Cash Performance Unit Plan) or other compensation is discriminatory under the ADEA, Title VII, the ADA and the Rehabilitation Act of 1973, all as amended or modified in operation by the Lilly Ledbetter Fair Pay Act of 2009, and all such claims under all federal, state and local law, as heretofore or hereafter amended or modified in operation.

You have given up all claims against McDonald’s and do not have a basis to sue McDonald’s.  If, despite, this, you sue McDonald’s in any forum or proceeding, McDonald’s reserves its rights to seek any legal or equitable remedy available, including as set forth in Section 6 herein. Excepted from this release and this promise is a good faith challenge by you to the validity of the release provision of this Agreement under the ADEA.  Also excluded from this Agreement are any claims or rights which cannot be waived by law, including the right to file a charge of discrimination with an administrative agency and the right to participate in an investigation or proceeding conducted by an administrative agency, and claims to the payments and benefits specifically set forth in this Agreement.  You are waiving, however, your right to any monetary recovery or other relief in connection with such a charge filed by you or anyone else.  You hereby assign to McDonald’s all your right, title and interest in any monetary recovery or other relief obtained in any proceeding.

Except for the benefits provided for in Sections 2 and 3 herein, you are releasing and waiving all claims on behalf of yourself and on behalf of your spouse, family members, beneficiaries under any employee benefit plans or arrangements, attorneys, agents, executors, representatives, guardians ad litem, heirs, successors and assigns.

5.2.	Compliance With Older Worker Benefit Protection Act; Knowing and Voluntary Agreement and Release

You have participated in negotiating the terms of this Agreement, have read it and understand it fully.  You acknowledge that you have been advised by this Agreement to consult with an attorney prior to executing this Agreement.  You further acknowledge that you have been given at least 21 days to consider the terms of this Agreement, that you have been able to use this period, or as much of this period as you desire, and that you are now executing this Agreement voluntarily with the express intention of making a binding legal Agreement, including giving up all claims against McDonald’s and waiving any relief not specifically set forth in this document.

5.3.	Disability, Etc.; Receipt of Pay and Benefits to Date; No Retaliation

You have not applied for and you are not eligible for, short-term disability, long-term disability, Worker’s Compensation, or family and medical leave under applicable federal, state and local law, and you will not apply or be eligible for them.  You agree you have received all salary and benefits due to you to date, have taken any family and medical leave to which you are entitled, and have not been retaliated against because you have sought any salary, benefits or leave.  All pay earned by you, including vacation pay, has been paid or is included in the amounts referred to in Section 2 above.

5.4.	Right To Revoke

This Agreement may be revoked by delivering a written notice of revocation to the Chief Human Resources Officer, McDonald’s Corporation, 2915 Jorie Boulevard, Dept. 146, Oak Brook, Illinois  60523, no later than the close of business on the seventh day after you execute it.  Any revocation must be accompanied by repayment of all consideration already tendered under the terms of this Agreement.

6.	Remedies

6.1.	Remedies

If you breach this Agreement, McDonald’s will be entitled to recover the entire value of any consideration you have received hereunder, other than (i) your 2009 TIP bonus payment as provided for in Section 2.2 and (ii) your 2007-2009 CPUP payment as provided for in Section 2.3, and McDonald’s will be relieved of any obligation to pay further consideration.  For the avoidance of doubt, the foregoing shall not apply to your stock options that have or will have already become exercisable as of your Retirement Date.

Without limiting the foregoing, you also acknowledge that strict compliance with your representations, warranties and covenants contained in Sections 4 and 5 (together, the “Restrictive Covenants”) are of the essence in this Agreement and that any breach thereof will constitute a material breach of this Agreement.  In that event, in addition to the foregoing remedies:

(ii) any outstanding and unexercised stock option awards listed in Exhibit A and any outstanding unpaid RSUs listed in Section 3 will be immediately forfeited; and

(iii) you will immediately account for and pay over to McDonald’s, the compensation, earnings, profits, monies, accruals or other benefits derived or received by you as a result of any breach of any such Restrictive Covenant.

The parties acknowledge that the foregoing remedies for breach of a Restrictive Covenant are not a penalty, but an agreed upon remedy resulting from a failure of consideration upon a breach of Restrictive Covenants.

Further, and without limiting the foregoing, you agree that if McDonald’s discovers that during your employment with McDonald’s you committed any act or acts involving fraud or illegality, any outstanding and unexercised stock option awards listed in Exhibit A and any outstanding unpaid RSUs listed in Section 3 will be immediately forfeited.

Any remedies provided under this Agreement are not exclusive of any other rights or remedies McDonald’s may have under applicable law.

6.2.	Specific Performance

Notwithstanding anything to the contrary in Section 6.3, the parties acknowledge and agree that any violation of the Restrictive Covenants would cause McDonald’s irreparable injury for which damages may not be adequate, and that McDonald’s will be entitled to any remedy as may be available, whether judicially or extra-judicially, including an injunction, restraining order, specific performance or such other equitable relief (without the requirement to post bond) to enforce your obligations or prevent such breach or any further breach.  If McDonald’s institutes any action or proceeding to enforce any Restrictive Covenant, you hereby waive the claim or defense that McDonald’s has an adequate remedy at law, and you agree not to assert in any such claim or defense.  The foregoing will not prejudice McDonald’s right to exercise any other right or remedy hereunder or under applicable law.

6.3.	Arbitration Of Certain Disputes

All disputes, claims, and causes of action relating to or in connection with your employment or separation from employment, including but not limited to claims of discrimination or unlawful termination, other than disputes, claims and causes of action referred to in Section 6.2, will be resolved solely and exclusively by final, binding and confidential arbitration before a single arbitrator pursuant to the rules of the American Arbitration Association applicable to employment disputes.  The parties understand and agree that this Section constitutes a waiver of their right to a jury trial on these claims.  In any such arbitration, the waiver, release and covenant not to sue contained in this Agreement will be fully applicable and enforceable.

6.4.	Attorneys’ Fees and Other Costs of Enforcement

You will pay all costs and attorneys’ fees incurred by McDonald’s in enforcing this Agreement should you violate any provision of it, without in any way limiting McDonald’s right to recover other remedies.

7.	Miscellaneous

Should any provision, or any portion of any provision, of this Agreement be found void or unenforceable by any court of law or arbitrator, the remaining provisions will continue in full force and effect.

You and McDonald’s agree that this Agreement is to be interpreted and enforced in accordance with the law of the State of Delaware (without regard to the choice of law provisions thereof).

This Agreement contains the full agreement between you and McDonald’s and completely supersedes any prior written or oral agreements or representations concerning the subject matter hereof.  Any oral representation or modification concerning this Agreement will be of no force or effect.

This Agreement will be binding on you, your heirs and successors in interest by operation of law.  You may not assign this Agreement without McDonald’s prior written consent, and any such assignment made without McDonald’s consent will be null and void for all purposes.

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

The headings and section references in this Agreement are for convenience only and will not affect the interpretation of this Agreement.

/s/ Ralph Alvarez                                                                                                                     December 18, 2009
 Ralph Alvarez

/s/ Richard Floersch                                                                                                                 December 18, 2009
McDonald’s Corporation
Richard Floersch
Executive Vice President,
Chief Human Resources Officer

EXHIBIT A
STOCK OPTIONS

Grant Date	Number of Options Granted	Grant Price	Currently Exercisable Options	First Day to Exercise Remaining Options	Number of Options to Become Exercisable	Last Day to Exercise
5/19/99	24,000	$40.4375	24,000	N/A	N/A	7/29/2011
3/21/00	25,300	$35.25	25,300	N/A	N/A	7/29/2011
3/20/02	85,000	$28.75	42,500	N/A	N/A	3/20/2012
2/16/04	36,000	$26.63	36,000	N/A	N/A	12/31/2012
5/20/04	36,000	$25.31	36,000	N/A	N/A	12/31/2012
2/16/05	36,799	$32.60	36,799	N/A	N/A	12/31/2012
2/14/06	41,221	$36.37	30,916	2/14/2010	10,305	12/31/2012
9/18/06	100,161	$37.42	75,121	9/18/2010	25,040	12/31/2012
2/14/07	49,967	$45.02	24,985	2/14/2010	12,491	12/31/2012
				2/14/2011	12,491	12/31/2012
2/13/08	92,691	$56.64	23,175	2/13/2010	23,172	12/31/2012
				2/13/2011	23,172	12/31/2012
				2/13/2012	23,172	12/31/2012
2/11/09	139,780	$57.08	0	2/11/2010	34,945	12/31/2012
				2/11/2011	34,945	12/31/2012
				2/11/2012	34,945	12/31/2012

EXHIBIT B
SPECIFIED COMPETITORS

Burger King

Checkers

Chick-fil-A

Chipotle

Culver’s

Domino’s Pizza

Dunkin’ Donuts

In-N-Out Burger

Jamba Juice

Jollibee

Qdoba Mexican Grill

Panera Bread

Papa John’s

Popeye’s Chicken & Biscuits

Potbelly Sandwich Works

Quick

Quiznos Subs

7-Eleven

Sonic

Starbucks Coffee

Subway

Tim Hortons

Wendy’s Arby’s Group (Wendy’s/Arby’s)

Yum! Brands (Pizza Hut/Taco Bell/KFC and Long John Silver’s)

EXHIBIT C
PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: WALT RIKER
DECEMBER 1, 2009	(630) 623-7318

McDonald’s Chief Operating Officer Ralph Alvarez to Retire

Oak Brook, Illinois -- McDonald’s Chief Executive Officer Jim Skinner announced today that Ralph Alvarez has decided to retire as President and Chief Operating Officer of the company for health-related reasons.

“After more than 30 years in the restaurant industry, the past 15 with this great brand McDonald’s, I’ve decided to retire,” Alvarez said. “Seven orthopedic surgeries and years of chronic pain culminating in two total knee replacements in the past six months have made me realize it’s time to move on.”

Alvarez’ retirement is effective December 31, 2009.  He has also decided to resign as a member of the McDonald’s Board of Directors.

“I know this was a difficult decision, but it was the right one for Ralph and his family,” Skinner said.  “On behalf of the entire McDonald’s system, I want to commend Ralph for his many contributions to our business.  McDonald’s has benefited greatly from Ralph’s leadership and commitment to operational excellence.”

Speaking for the McDonald’s Board, Chairman Andrew J. McKenna, said, “Ralph has been a strong executive and member of our Board. His industry experience and insights have served us well.”

As a result of this change, the company’s Area of the World executive leadership team, responsible for the operation of McDonald’s 32,000 restaurants worldwide, will now report directly to CEO Jim Skinner.

Alvarez, 55, joined McDonald’s in 1994.  He has held a variety of leadership roles throughout his McDonald’s career, including President of McDonald’s North America and President of McDonald’s USA.  Prior to that, he served as Chief Operations Officer and President of the Central Division, both with McDonald’s USA.  Before joining the U.S. business, he was President of McDonald’s Mexico.

McDonald’s is the leading global food-serve organization with more than 32,000 local restaurants in more than 100 countries.  About 80 percent of McDonald’s restaurants worldwide are owned and operated by franchisees.  Please visit our website at www.aboutmcdonalds.com to learn more about the company.

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